Notice of Withdrawal

                        of MMP Shares (as defined below)
                                       of
            First Trust/Four Corners Senior Floating Rate Income Fund
                                  (the "Fund")
                               Previously Tendered
              Pursuant to the Offer to Purchase Dated June 16, 2009

        The Withdrawal Deadline is 5:00 P.M. , Eastern time, on Tuesday,
                         July 14, 2009, Unless Extended

                   This Notice of Withdrawal is Submitted to:


                      Deutsche Bank Trust Company Americas

                           (800) 735-7777 (toll free)


By First Class Mail, By Overnight Courier, By Hand:

                               By Registered Certified
                               or Express Mail
By First Class Mail:           or Overnight Courier:         By Hand:

DB Services Tennessee, Inc.    DB Services Tennessee, Inc.   DB Services Tennessee, Inc.
P.O. Box 305050                648 Grassmere Park Road       648 Grassmere Park Road
Nashville, Tennessee 37211     Nashville, Tennessee 37211    Nashville, Tennessee 37211
Attn: Reorganization Unit      Attn: Reorganization Unit     Attn: Reorganization Unit


By Facsimile Transmission or Email:

      By Facsimile Transmission:              By Email:
      (615) 866-3889                          DB.Reorg@db.com

                           Instructions for Withdrawal
                                       of
                Previously Tendered MMP Shares (as defined below)
                                       of
            First Trust/Four Corners Senior Floating Rate Income Fund
                                  (the "Fund")

         If you tendered to the Fund, in connection with the offer by the Fund, a Massachusetts business trust, to purchase for cash up to 100% of its outstanding Money Market Cumulative Preferred Shares, par value $0.01 per share ("MMP Shares"), with a liquidation preference of $25,000 per share, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 16, 2009 and a related Letter of Transmittal (which together constitute the "Offer"), and you wish to withdraw your MMP Shares, please fill out the attached Notice of Withdrawal.

          1. Withdrawal. If you have tendered your MMP Shares pursuant to the Offer, you may withdraw your MMP Shares previously tendered by completing, executing and sending the attached "Notice of Withdrawal" to any one of the addresses set forth on the first page of the Notice of Withdrawal.

          2. Delivery of Notice of Withdrawal. Deutsche Bank Trust Company Americas (the "Depositary") must receive the Notice of Withdrawal prior to 5:00 P.M. , Eastern time, on July 14, 2009, (the "Expiration Date") which is the expiration date of the Offer. The method of delivery of any documents related to a withdrawal is at the option and risk of the withdrawing Holder of MMP Shares. Any documents related to a withdrawal will be deemed delivered only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

          3. Procedures and Signature Guarantee. The notice of withdrawal must specify the name of the Fund, the name of the person who tendered the MMP Shares to be withdrawn and the number of MMP Shares to be withdrawn and the name of the registered holder of MMP Shares, if different from that of the person who tendered such MMP Shares. If the MMP Shares to be withdrawn have been delivered to the Depositary, a signed notice of withdrawal with (except in the case of MMP Shares tendered by an Eligible Institution (as defined below)) signatures guaranteed by an Eligible Institution must be submitted prior to the release of such MMP Shares. In addition, such notice must specify the name and number of the account at The Depository Trust Company (the Book-Entry Transfer Facility) to be credited with the withdrawn MMP Shares. An "Eligible Institution" is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP).

----------------------------------------------------------------------------------------------------------------------
                                         Description of MMP Shares Tendered
----------------------------------------------------------------------------------------------------------------------

                Name(s) and Address(es) of Registered Holder(s)                          Number of MMP Shares
                         (Please fill in, if blank)                                           Tendered*
                                                                                        (Attach additional list
                                                                                             if necessary)
-------------------------------------------------------------------------------- -------------------------------------

                                                                                 -------------------------------------

                                                                                 -------------------------------------

                                                                                 -------------------------------------

                                                                                 -------------------------------------

                                                                                 -------------------------------------

----------------------------------------------------------------------------------------------------------------------

*    Unless otherwise indicated, it will be assumed that all MMP Shares held in the name(s) of the registered holder(s) will be tendered.

----------------------------------------------------------------------------------------------------------------------


         This Notice of Withdrawal is to be completed if you tendered MMP Shares (as defined below) in connection with the offer by First Trust/Four Corners Senior Floating Rate Income Fund, a Massachusetts business trust, to purchase for cash up to 100% of its outstanding Money Market Cumulative Preferred Shares, par value $0.01 per share ("MMP Shares"), with a liquidation preference of $25,000 per share.

[ ] CHECK HERE IF YOUR MMP SHARES WERE TENDERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING. PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY.

Name of Fund:  First Trust/Four Corners Senior Floating Rate Income Fund
               ________________________________________________________________

Name(s) of Registered Holder(s):_______________________________________________

Window Ticket No. (if any)_____________________________________________________

Date of Execution of Notice of Guaranteed Delivery:____________________________

Name of Institution which Guaranteed Delivery:_________________________________

The names and addresses of the registered holders should be printed, if not already printed above, exactly as they appear on the certificates representing MMP Shares withdrawn hereby. The certificates and number of MMP Shares that the undersigned wishes to withdraw should be indicated in the appropriate boxes.

Signatures are required on the next page.

                   NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.
                 PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS
                         NOTICE OF WITHDRAWAL CAREFULLY.

Name of Fund: First Trust/Four Corners Senior Floating Rate Income Fund
              _________________________________________________________________

Signature(s) of Owner(s):______________________________________________________

                         ______________________________________________________

Date:  __________________, 2009

Printed Names:_________________________________________________________________

              _________________________________________________________________

Capacity:______________________________________________________________________

Address:_______________________________________________________________________

_______________________________________________________________________________


                            Guarantee of Signature(s)
         (Required if MMP Shares have been delivered to the Depositary)
            [For use by financial institutions only. Place medallion
                           guarantee in space below.]